EXHIBIT 99

                     TRI-NATIONAL DEVELOPMENT CORP.

                    NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the Annual General Meeting of the members of TRI-NATIONAL DEVELOPMENT CORP. ("the Company") will be held at Suite 1020 - 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, on the 20th day of January, 1997 at the hour of 10:00 a.m. for the following purposes:

1. To receive and consider the minutes of the last annual general meeting of the members of the Company, the audited financial statements for the fiscal year ended April 30, 1996 and the audited financial statements for the three month interim period ended July 31, 1996.

2.   To approve an ordinary resolution to re-appoint Johannesson
     McWilliams, Chartered Accountants, as auditors for the Company to hold office until the next Annual General Meeting of the Company and to authorize the directors to fix the remuneration to be paid to the auditors for the Company.

3.   To elect directors for the ensuing year.

4. To approve an ordinary resolution to grant to the directors, officers and employees of the Company incentive stock options to purchase common shares in the capital stock of the Company during the ensuing year at prices and in amounts determined by the directors, including any amendments thereto, in accordance with the policies of the relevant regulatory authorities, and to approve the exercise of any existing stock options granted to insiders and stock options granted to insiders pursuant to this proposed resolution.

5. To approve an ordinary resolution approving the issuance of common shares in the capital stock of the Company in amounts exceeding 20% of the issued and outstanding common shares in the capital stock of the Company on future public offerings, private placements, debt settlements, property acquisitions or other transactions requiring the issuance of common shares in the capital stock of the Company, at such prices and such times as the directors of the Company deem to be in the best interests of the Company, and in accordance with the policies of the relevant regulatory authorities.

6.   To consider and, if deemed advisable, pass the following resolution:

     "RESOLVED, as a special resolution, that:

     (a) the Company make application to the Secretary of State for Wyoming in the United States of America for a Certificate of Continuance continuing the Company under the WYOMING BUSINESS CORPORATION ACT:

     (b) the Company adopt the Articles of Continuance and By-Laws in the form submitted to the Meeting in substitution for the existing Memorandum and Articles of the Company; and

     (c) the directors and officers of the Company be authorized to do such further acts and file such further documents as may be necessary to give full effect to the foregoing; and

     (d) the directors may, in their sole discretion, elect not to act on or carry out this special resolution without further approval of the members of the Company."

7. To transact any other business which may properly come before the Meeting.

TAKE NOTICE THAT pursuant to the COMPANY ACT (British Columbia) you may until two days before the Meeting give the Company a notice of dissent by registered mail addressed to the Company at Suite 1020 - 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, with respect to the special resolution approving the continuance of the Company under the WYOMING BUSINESS CORPORATION ACT. As a result of giving a notice of dissent you may, upon receiving a notice of intention to act under section 231 of the COMPANY ACT (British Columbia), require the Company to purchase all your shares in respect of which the notice of dissent was given.

It is important that your shares be represented at this Meeting to ensure a quorum. If you cannot be present to vote in person, please ensure that your proxy or, if a corporation, your representative, is appointed and present to vote on your behalf at the Meeting. Instructions regarding the appointment of a proxy or representative are contained in the Information Circular.

DATED at Vancouver, British Columbia this 10th day of December, 1996.

                          BY ORDER OF THE BOARD
                          "MICHAEL A. SUNSTEIN"
                                PRESIDENT

                          INFORMATION CIRCULAR


                       FOR THE MEETING OF MEMBERS

                                   OF

                     TRI-NATIONAL DEVELOPMENT CORP.

                     TO BE HELD ON JANUARY 20, 1997



                        SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of Tri-National Development Corp. (the "Company") for use at the annual general meeting (the "Meeting") of members of the Company to be held at Suite 1020 - 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, on the 20th day of January, 1997 at the hour of 10:00 o'clock in the forenoon, for the purposes set forth in the Notice of Meeting distributed with this Information Circular. Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone by directors or officers of the Company. The cost of this solicitation will be borne by the Company.


                      APPOINTMENT OF PROXYHOLDER

An instrument appointing a proxy shall be in writing and shall be executed by the member or his attorney authorized in writing or, if this member is a corporate entity, by a duly authorized officer or attorney thereof.

A member unable to attend the Meeting may appoint a proxyholder to vote his shares at the Meeting by completing the form of proxy provided with this Information Circular. The persons named as proxyholder on the accompanying proxy have been provided by management for selection by the members. A MEMBER DESIRING TO APPOINT SOME OTHER PERSON MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF THE DESIRED PERSON IN THE SPACE PROVIDED IN THE FORM OF PROXY OR COMPLETING ANOTHER FORM OF PROXY. IF NO CHOICE OF PROXYHOLDER IS MADE THEN THE FIRST NAMED PROXYHOLDER WILL EXERCISE THE PROXY WITH AUTOMATIC SUBSTITUTION OF THE SUCCEEDING NAMED PROXYHOLDER IF SUCH FIRST NAMED PROXYHOLDER IS NOT ABLE TO ATTEND THE MEETING. A PERSON APPOINTED AS PROXYHOLDER NEED NOT BE A MEMBER OF THE COMPANY. All completed proxy forms must, to be valid, be deposited at Montreal Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting.

A proxy may be revoked either by signing a proxy bearing a later date and depositing it at the place and within the time aforesaid or signing and dating a written notice of revocation (in the same manner as the proxy is required to be executed as set out in the notes to the proxy) and either depositing the same at the place and within the time aforesaid or registering with the Scrutineer at the Meeting as a member present in person, or in any other manner provided by law, whereupon such proxy shall be deemed to have been revoked. A revocation of a proxy does not affect any matter on which a vote has been taken before the revocation.

                    EXERCISE OF DISCRETION BY PROXY

The proxyholder named in the enclosed form of proxy will vote the shares in respect of which he is so appointed in accordance with the direction of the member appointing him. IN THE ABSENCE OF ANY SUCH DIRECTION SUCH SHARES WILL BE VOTED IN FAVOUR OF THE MATTERS DESCRIBED ON THE PROXY.

The enclosed form of proxy confers discretionary authority upon the proxyholder with respect to amendments or variations of matters identified in the Notice of Meeting and other matters which may properly come before the Meeting unless revoked by the member as provided in the form of proxy. As at the date of this Information Circular, the Management of the Company knows of no such amendments, variations, or other matters which are to be presented for consideration at the Meeting, other than the matters referred to in the Notice of Meeting.

Matters which may properly come before the Meeting shall be any matter not effecting a change in the Memorandum or Articles of the Company, not effecting a change of control of the Company, or not disposing of all or substantially all of the assets of the Company.


                        VOTING OF COMMON SHARES

As at November 27, 1996 (the "Record Date") there were 12,554,012 common shares without par value in the capital stock of the Company issued and outstanding, each carrying the right to one vote per common share. Only members registered on the Record Date are entitled to receive notice of and to vote at the Meeting in person or by proxy.


                              THE COMPANY

The Company was incorporated under the laws of the Province of British Columbia by registration of its Memorandum and Articles on July 31, 1979 as "Rocket Resources Ltd." On January 12, 1981 the Company changed its name to "Rocket Energy Resources Ltd." On April 28, 1989 the Company changed its name to "MRI Medical Technologies Inc." On December 7, 1992 the Company changed its name to "Tri-National Development Corp." and consolidated its share capital on the basis of five old common shares for one new common share. The Company's registered and records offices are located at Suite 1020 - 510 Burrard Street, Vancouver, British Columbia, V6C 3A8. Montreal Trust Company of Canada at its offices in Vancouver, British Columbia is the Company's registrar and transfer agent. The Company's head office and principal business office is located at 480 Camino Del Rio South, Suite 140 San Diego, California 92108 U.S.A. The common shares of the Company are listed on the Vancouver Stock Exchange under the trading symbol "TND", however the common shares of the Company are currently not trading on the Vancouver Stock Exchange, trading having been halted since May 5, 1994. The common shares of the Company currently trade on the NASD OTC system under the trading symbol "TNAV"


              VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 110,100,000 shares, divided into 100,000,000 common shares without par value, 100,000 Class A Preferred shares with a par value of $1.00 each and 10,000,000 Class B Convertible Preferred shares with a par value of $1.00 each. Except as to matters which affect the holders of the Class A Preferred shares and Class B Convertible Preferred shares as a class, the Class A Preferred shares and Class B Convertible Preferred shares do not carry the right to vote. 12,554,012 common shares without par value in the capital stock of the Company were issued and outstanding as at the Record Date. There were no Class A Preferred shares or Class B Preferred shares outstanding as at the Record Date. The Company has no other classes of voting securities.

Holders of the outstanding common shares without par value in the capital stock of the Company on the Record Date will, on a poll or ballot, be entitled to one vote per share as provided by the Memorandum and Articles of the Company, provided they are present in person or by proxy. The Articles of the Company provide that a quorum for a general meeting of members shall be two members or proxyholders present.

To the knowledge of the directors and senior officers of the Company, the only persons or entities which own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to any class of voting securities of the Company as at the Record Date are as follows:


                                        NUMBER         PERCENTAGE OF
          MEMBER                        OF SHARES      ISSUED SHARES
          ------                        ---------      -------------

          Michael Sunstein              1,354,222      10.78%

          Howe & Co.*                   1,348,328      10.74%

     *Depository for securities

The beneficial owners of the shares held by Howe & Co. are not known to the Company.


                       ADVANCE NOTICE OF MEETING

An advance Notice of Meeting was published in the Vancouver Sun newspaper on September 5, 1996.


                   STATEMENT OF EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The Company has two executive officers and six directors. The aggregate cash compensation paid to the executive officers and directors by the Company for management or other services rendered for the fiscal year ended April 30, 1996 was $37,583. $8,744 has been paid to the executive officers and directors of the Company for management or other services rendered for the three month period ended July 31, 1996.


--------------------------------------------------------------------------------------------------------
                           ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                    -----------------------------------  -----------------------------------
                                                                   AWARDS          PAYOUTS
--------------------------------------------------------------------------------------------------------
                                                          SECURITIES
                                                           GRANTED     RESTRICTED
                                                OTHER       UNDER       SHARES OR               ALL
                                                ANNUAL     OPTIONS/    RESTRICTED              OTHER
NAME AND                                         COM-      SARS(1)       SHARE      LTIP(2)     COM-
PRINCIPAL                    SALARY    BONUS   PENSATION   GRANTED       UNITS     PAYOUTS    PENSATION
POSITION              YEAR     ($)      ($)      ($)          #            $         ($)        ($)
--------------------------------------------------------------------------------------------------------

MICHAEL A. SUNSTEIN, 1996     $25,180   Nil      Nil         Nil          Nil        Nil        Nil
 President
--------------------------------------------------------------------------------------------------------


(1) "SARS" or "stock appreciation right" means a right granted by the Company, as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of the Company.

(2) "LTIP" or "long term incentive plan" means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

OPTION/SAR GRANTS


---------------------------------------------------------------------------------------------
                                                              MARKET VALUE
              SECURITIES                                      OF SECURITIES
              UNDER       %OF TOTAL                           UNDERLYING
              OPTION/     OPTIONS/SARS                        OPTIONS/
              SARS        GRANTED TO        EXERCISE OR       SARS ON THE
              GRANTED     EMPLOYEES IN      BASE PRICE        DATE OF GRANT       EXPIRATION
NAME          (#)         FINANCIAL YEAR    $/SECURITY)       ($/SECURITY)        DATE
---------------------------------------------------------------------------------------------
MICHAEL A.     Nil         N/A                N/A               N/A                N/A
SUNSTEIN,
 President
---------------------------------------------------------------------------------------------

OPTIONS TO PURCHASE SECURITIES

During the last fiscal year of the Company, the Company did not grant its directors, officers or employees options to purchase securities.

The Company does not have any outstanding options to purchase securities of the Company.

PLANS AND OTHER COMPENSATION

No LTIP has been instituted by the Company and none are proposed at this time. Accordingly, there is no LTIP Awards Table set out in this Information Circular. The Company does not have a "Compensation
Committee".

No pension plans or retirement benefit plans have been instituted by the Company and none are proposed at this time. Other than as disclosed herein, the Company has not paid any additional compensation to its directors and senior officers for the fiscal year ended April 30, 1996 or for the three month period to July 31, 1996.


             INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

Since the beginning of the last completed fiscal year of the Company, no director, senior officer, proposed nominee for director or any associate or affiliate of any of them has been indebted to the Company for other than routine indebtedness.


             INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

None of the directors or senior officers of the Company, nor any proposed nominee for election as a director of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed fiscal year, or in any proposed transaction which, in either case, has affected or will materially affect the Company, except as disclosed herein.


                      DIVIDEND RECORD AND POLICY

The Company has not paid any dividends to date and does not intend to pay dividends in the foreseeable future.


                 AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is Johannesson, McWilliams, Chartered
Accountant, of 1052 Richards Street, Vancouver, British Columbia, V6B 4Y6.

Montreal Trust Company of Canada is the transfer agent and registrar for the common shares in the capital stock of the Company at its principal offices in Vancouver.


                         MANAGEMENT CONTRACTS

The Company does not have any management contracts.


                      PERSONS SOLICITING PROXIES

The board of directors and officers of the Company are soliciting proxies by issuance of this Information Circular. Those persons and their present offices are Michael A. Sunstein, president and director, Shane Kennedy, secretary and director, Jay Pasternack, director, Dr. Robert Rosen, director, Ted Takacs, director and Arthur Lilly, director.

                PARTICULARS OF MATTERS TO BE ACTED UPON

RE-APPOINTMENT OF AUDITOR

At the Meeting the members will be asked to appoint an auditor to serve until the close of the next annual meeting of the members of the Company, and to authorize the directors to fix their remuneration.

The board of directors of the Company recommends that the members re-appoint Johannesson, McWilliams, Chartered Accountants, as auditors of the Company to hold office until the close of the next annual general meeting at a remuneration to be fixed by the directors of the Company.

UNLESS OTHERWISE SPECIFIED, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY WILL VOTE FOR THE APPOINTMENT OF JOHANNESSON, MCWILLIAMS, CHARTERED ACCOUNTANTS, VANCOUVER, BRITISH COLUMBIA, AS AUDITORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL GENERAL MEETING OF MEMBERS OR UNTIL THEIR SUCCESSOR IS APPOINTED AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION.

ALL PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOUR OF THE ELECTION OF JOHANNESSON, MCWILLIAMS, CHARTERED ACCOUNTANTS, AS AUDITORS FOR THE ENSURING YEAR UNLESS THE PROXIES ARE DIRECTED TO BE WITHHELD ON THE VOTING FOR AUDITOR.

ELECTION OF DIRECTORS

The directors of the Company are currently elected annually and hold office until the next annual general meeting of the members or until their successors in office are duly elected or appointed.

Management of the Company proposes to nominate the persons listed below for election as directors of the Company. THE MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR. IN ADDITION TO THE SLATE OF NOMINEES HEREIN LISTED, MEMBERS PRESENT AT THE MEETING SHALL BE ENTITLED TO NOMINATE AND VOTE FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS A DIRECTOR. THE COMPANY HAS NOT RECEIVED NOTICE OF AND MANAGEMENT IS NOT AWARE OF ANY PROPOSED NOMINEES ADDITIONAL TO THOSE NAMED.

The following persons are proposed to be nominated by management for election as directors at the Meeting:

                                                               NO. OF SHARES
                                                               BENEFICIALLY
                                                               OWNED, SHARES
                                                               CONTROLLED,
                                                               OR DIRECTED
                     PRINCIPAL                    DIRECTOR     AS AT THE
NAME OF DIRECTOR     OCCUPATION                   SINCE        RECORD DATE
----------------     ----------                   -----        -----------
Michael A. Sunstein  President of the Company     1987          1,354,328
President/Director

Shane Kennedy        Insurance Adjuster       October 28, 1994     Nil
Secretary/Director   for the Insurance
                     Corporation of
                     British Columbia

Jay Pasternack       Psychology Counsellor    October 28, 1994     Nil
Director

Dr. Robert Rosen     Doctor of Opthamology    October 28, 1994     40,000
Director

Ted Takacs           Government               October 28, 1994     Nil
Director             Administrator

Arthur Lilly         Chartered Accountant     November 28, 1995    Nil
Director

Messrs. Sunstein and Kennedy and Dr. Rosen are currently members of the Company's audit committee.

GRANTING OF STOCK OPTIONS

Management proposes to seek approval for the exercise of stock options previously granted to insiders and the granting and exercise of incentive stock options (options may have special rights attached) which may be granted during the ensuing year to directors, officers and employees of the Company at prices and in amounts determined by the directors, including any amendments thereto, in accordance with the policies of the relevant regulatory authorities.

Accordingly, the members will be asked to pass an ordinary resolution granting to the directors, officers and employees of the Company incentive stock options to purchase common shares in the capital stock of the Company during the ensuing year at prices and in amounts determined by the directors, including any amendments thereto, in accordance with the policies of the relevant regulatory authorities, and approving the exercise of any existing stock options granted to insiders and stock options granted to insiders pursuant to this resolution.

ADDITIONAL EQUITY ISSUANCES

Management of the Company has determined that current market conditions are such that it may be in the best interest of the Company to undertake further equity issuances.

Accordingly, the members will be asked to pass an ordinary resolution approving the issuance of common shares in the capital stock of the Company in amounts exceeding 20% of the issued and outstanding common shares in the capital stock of the Company on future public offerings, private placements, debt settlements, property acquisitions or other transactions requiring the issuance of common shares in the capital stock of the Company, at such prices and such times as the directors of the Company deem to be in the best interests of the Company, and in accordance with the policies of the relevant regulatory authorities.

CONTINUATION UNDER THE WYOMING BUSINESS CORPORATION ACT

The Company was incorporated under the COMPANY ACT (British Columbia) on July 31, 1979. The extent to which the Company carries on business in Canada is insignificant. The only connection to Canada is that its common shares are listed for trading on the Vancouver Stock Exchange. The Company's primary assets are its 51% interest in Pacific Medical International, Inc., and its 20% interest in Baja Pacific International, Inc. which both have interests in land in the Bajamar resort area between Rosarito and Ensenada, Mexico, approximately 50 miles south of the San Diego border. The Company's head office is located at 480 Camino Del Rio South, Suite 140 San Diego, California 92108 U.S.A.

The Company's management anticipates that future expansion of the Company's business will be solely through the expansion of the subsidiaries' business in the United States and Mexico. Such expansion will be facilitated by different stock exchange listings, as well as strategic business combinations and access to capital available in the domicile of the Company's operations. In light of that, management believes that it is in the best interest of the Company to transfer its jurisdiction of incorporation to the United States. Accordingly, the members will be asked at the Meeting to approve the Company's continuance into the State of Wyoming.

The COMPANY ACT (British Columbia) currently governs the corporate affairs of the Company and is very restrictive with respect to which jurisdictions into which a company may continue. A company governed by the COMPANY ACT (British Columbia) may only continue directly in the State of Wyoming. However, once in Wyoming it is relatively easy to continue into various other jurisdictions in the United States.

The continuation of the Company into the State of Wyoming will affect certain of the rights of members as they currently exist under the COMPANY ACT (British Columbia). The following is a summary of some of the changes that will occur as a result of the transfer of the Company's jurisdiction of incorporation from British Columbia to Wyoming.

* Wyoming corporations may issue fractional shares which entitle the holder to all of the rights of a shareholder including the right to vote and the right to dividends whereas British Columbia companies may not issue fractional shares.

* Annual meetings need only be held once in a calendar year as is the case with British Columbia companies, however, they need not be held within 13 months of the last annual meeting as is required for British Columbia companies.

* Directors may be removed as directors between annual meetings by a simple majority of votes as opposed to a 75% majority of votes required for British Columbia companies.

* The sale by a Wyoming corporation of all or substantially all of its assets only requires approval by the Company's shareholders by a simple majority whereas a British Columbia company requires the approval by a 75% majority of the members.

* A Wyoming corporation need only furnish annual audited financial statements to its shareholders upon their request while a British Columbia corporation is obligated to furnish annual audited financial statements to its members. However, as the Company will initially continue to be a reporting issuer under the SECURITIES ACT (British Columbia) it will initially continue to be under the obligation imposed by that Act to furnish, on an annual basis, audited financial statements within 140 days of the Company's fiscal year-end.

* Most resolutions for a Wyoming corporation need only be passed by a simple majority whereas under the COMPANY ACT (British Columbia) special business requires a majority of not less than 3/4 of the votes cast.

* Certain remedies available under the COMPANY ACT (British Columbia) such as the right to apply to the courts for relief on the grounds that the Company is acting or proposing to act in a way that is unfairly prejudicial or oppressive to the shareholder or for authority to commence a legal action in the name of or on behalf of the Company to enforce an obligation to the Company that could be enforced by the Company itself or to obtain damages for any breach of such obligation are not identical to the provisions under the WYOMING BUSINESS CORPORATION ACT. Furthermore, the right of a director or officer or employee to be indemnified against expenses, costs and damages reasonably incurred by him in a legal proceeding to which he is made a party by reason of having been a director, officer or employee of the Company under the WYOMING BUSINESS CORPORATION ACT is not identical to the provisions of the COMPANY ACT (British Columbia).

* Due to the low current market value of the Company's common shares, which reflects the current state of the business with the Company, management believes there will be no adverse tax consequences to the Company or the U.S. or Canadian shareholders as a result of the continuance. However, each shareholder should consult his own tax counsel with regard to such matters.

This summary is not intended to be exhaustive and shareholders should consult their legal advisers regarding differences between the two jurisdictions as they affect their own particular circumstances.

Pursuant to the COMPANY ACT (British Columbia), a shareholder has the right to dissent with respect to the special resolution respecting the continuance of the Company into Wyoming. To exercise the right of dissent a shareholder must give notice of this dissent by registered mail addressed to the Company at Suite 1020 - 510 Burrard Street, Vancouver, British Columbia, V6C 3A8 on or before January 18, 1997.

In the event that the special resolution is passed, the Company shall give any dissenting shareholders notice of the Company's intention to act on the special resolution. On receiving a notice of intention to act, a dissenting shareholder is entitled to require the Company to purchase all of his or her shares in respect of which the notice of dissent was given at the fair value thereof as of the day before the date on which the resolution is passed. The dissenting shareholder must exercise this right by delivering to the registered office of the Company at Suite 1020 - 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, within 14 days after the Company gives the notice of intention to act, a notice that he requires the Company to purchase all his shares with respect to which he is dissenting and delivering the share certificates representing such shares to the Company whereupon he is bound to sell such shares to the Company and the Company is bound to purchase them. A dissenting shareholder may apply to the Supreme Court of British Columbia for a determination of the price and terms of such purchase and sale.

In view of the strict requirements of the COMPANY ACT (British Columbia) relating to the rights and obligations of dissenting shareholders, shareholders should seek their own legal counsel concerning any consequences which may result from the filing of a notice of dissent or concerning the procedures to be followed to exercise such rights.

Since the Board of directors may not wish to proceed with the continuance of the Company into the State of Wyoming in the event that shareholders holding a significant number of shares exercise their right of dissent thereby possibly seriously impairing the Company's financial resources the Board of directors are also seeking the shareholders' approval to not proceed with the continuance if, in the directors' sole discretion, they determine it not to be in the Company's best interests.

Members will be asked to pass the following special resolution:

          "RESOLVED, as a special resolution, that:

          (a) the Company make application to the Secretary of State for Wyoming in the United States of America for a Certificate of Continuance continuing the Company under the WYOMING BUSINESS CORPORATION ACT:

          (b) the Company adopt the Articles of Continuance and By-Laws in the form submitted to the Meeting in substitution for the existing Memorandum and articles of the Company; and

          (c) the directors and officers of the Company be authorized to do such further acts and file such further documents as may be necessary to give full effect to the foregoing; and

          (d) the directors may, in their sole discretion, elect not to act on or carry out his special resolution without further approval of the members of the Company."

Under the COMPANY ACT (British Columbia), the continuance of the Company into the State of Wyoming requires the approval of the members of the Company by a special resolution, being "a resolution passed by a majority of not less than 3/4 of the votes cast by those [members] of a company who, being entitled to do so, vote in person or by proxy at a general meeting of the company...".

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

The Company will consider and transact such other business as may properly come before the Meeting or any adjournment thereof. The Management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING SHALL BE ANY MATTER NOT EFFECTING A CHANGE IN THE ARTICLES OR MEMORANDUM OF THE COMPANY, NOT EFFECTING A CHANGE IN CONTROL OF THE COMPANY, OR NOT DISPOSING OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY.


                            BOARD APPROVAL

The contents of this Information Circular have been approved and its mailing authorized by the board of directors of the Company by resolution passed the 10th day of December, 1996.

DATED at Vancouver, British Columbia, this 10th day of December, 1996.

                         BY ORDER OF THE BOARD
                         "MICHAEL A. SUNSTEIN"
                               PRESIDENT